Exhibit 99.3

KITARA MEDIA CORP.
(F/K/A ASCEND ACQUISITION CORP.)
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

On June 12, 2013, Kitara Media Corp. (f/k/a Ascend Acquisition Corp.) (“Ascend”), a Delaware corporation, entered into the Merger Agreement and Plan of Organization, as amended on July 1, 2013 (“Merger Agreement”), by and among Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Ascend (“ Merger Sub LLC ”), Ascend Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ascend (“ Merger Sub Inc. ”), Kitara Media, LLC, a Delaware limited liability company (“Kitara Media”), New York Publishing Group, Inc., a Delaware corporation (“NYPG”), and those certain security holders of Kitara Media and NYPG executing the “Signing Holder Signature Page” thereto, which security holders held all of the outstanding membership interests of Kitara Media (the “ Kitara Signing Holder ”) and all of the outstanding shares of common stock of NYPG (the “NYPG Signing Holder” and together with the Kitara Signing Holder, the “ Signing Holders ”).

Upon consummation of the transactions contemplated by the Merger Agreement, (i) Merger Sub LLC merged into Kitara Media, with Kitara Media surviving the merger and becoming a wholly-owned subsidiary of Ascend (“ Kitara Media Merger ”) and (ii) Merger Sub Inc. merged into NYPG, with NYPG surviving the merger and becoming a wholly-owned subsidiary of Ascend (“ NYPG Merger ”, together with the Kitara Media Merger, the “ Mergers ”).

On July 1, 2013, the parties closed the transactions under the Merger Agreement. At the close of the Mergers, (i) the Kitara Signing Holder, holder of all of the outstanding membership units of Kitara Media, received an aggregate of 20,000,000 shares of Ascend's common stock and (ii) the NYPG Signing Holder, holder of all outstanding and issued shares of NYPG common stock, received (a) an aggregate of 10,000,000 shares of Ascend's Common Stock and (b) two promissory notes (collectively, the "Closing Notes"), one in the amount of $100,000 being due and payable on January 1, 2014 and one in the amount of $200,000 being due and payable on January 1, 2023 to replace the existing advances from stockholder of NYPG. The terms of the agreement provide for an adjustment to the merger consideration between Ascend and Kitara dependent on a calculation of Kitara’s Closing Working Capital, as defined. The amount of this adjustment, if any, has not been determined at this time. Each of the Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable. Also on July 1, 2013, as a condition to closing the Kitara/NYPG Merger Agreement, certain stockholders of the Company contributed an aggregate of 25,813,075 shares of Ascend's common stock to Ascend for cancellation without the payment of any additional consideration. In addition Ascend repurchased 381,950 shares from a stockholder as a result of the Mergers.

For accounting purposes, the acquisition will be treated as an acquisition of Ascend by Kitara Media and as a recapitalization of Kitara Media as the Kitara Media member will hold a large percent of the Ascend shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Ascend was a non-operating public registrant at the time of the transaction.  Pursuant to ASC 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination.  For accounting purposes, the acquisition of New York Publishing Group by Ascend will be treated as a business combination.

The following unaudited pro forma information as of June 30, 2013 and for the six months period ended June 30, 2013 and year ended December 31, 2012  is presented herein to show the effect of the Mergers as if the Mergers took place at June 30, 2013 for the pro forma balance sheet and at the beginning of the period presented for the pro forma condensed statement of operations.  The unaudited pro forma financial information does not necessarily reflect the results of operations that would have occurred had Ascend, Kitara Media and NYPG constituted a single entity during the period presented.

Kitara Media Corp.
(f/k/a Ascend Acquisition Corp.)
Pro Forma Condensed Combining Balance Sheets
($ in thousands, except for share amounts)
UNAUDITED

	Ascend Acquisition Corp.	Kitara Media, LLC	New York Publishing Group, Inc.	Proforma Adjustments		Proforma Combined
	June 30, 2013	June 30, 2013	June 30, 2013	June 30, 2013		June 30, 2013

ASSETS
CURRENT ASSETS
Cash	$2	$37	$6	$1,671	(a)	$1,716
Accounts receivable, net	0	4,647	44	0		4,691
Prepaid expenses	0	146	0	0		146
Other receivablees	0	4	0	0		4
TOTAL CURRENT ASSETS	2	4,834	50	1,671		6,557

Property and equipment, net	0	337	2	0		339

Restricted cash	0	124	0	0		124

Security deposit	0	0	3	0		3

Intangible assets	0	193	0	2,244	(b)	2,437

TOTAL ASSETS	2	5,488	55	3,915		9,460

CURRENT LIABILITIES
Accounts payable and accrued liabilities	178	1,381	0	(29)	(a)	1,530
Bridge loan payable	300	0	0	(300)	(a)	0
Due to member	2	0	0	0		2
Advances from stockholder, current	0	0	100	0		100
TOTAL CURRENT LIABILITIES	480	1,381	100	(329)		1,632

COMMITMENTS AND CONTINGENCIES
Deferred revenue	122	0	0	0		122

Deferred rent	0	14	0	0		14

Advances from stockholder, non-current	0	0	200	0		200

TOTAL LIABILITIES	602	1,395	300	(329)		1,968

STOCKHOLDERS' AND MEMBER'S (DEFICIENCY) EQUITY
Member's Equity	0	4,093	0	(4,093)	(d)	0
Common stock, $0.0001 par value, authorized 300,000,000 shares, issued and outstnading 59,011,675	5	0	0	1	(b)	5
				(3)	(c)
				2	(d)
Common Stock (no par value, 1,500 shares authorized, issued and outstanding) for NYPG	0	0	25	(25)	(b)	0
Additional paid-in capital	2,290	0	53	2,000	(a)	7,013
				1,945	(b)
				3	(c)
				722	(d)
(Accumulated Deficit) Retained Earnings	(2,895)	0	(323)	323	(b)	474
				3,369	(d)
TOTAL STOCKHOLDERS' AND MEMBER'S (DEFICIENCY) EQUITY	(600)	4,093	(245)	4,244		7,492

TOTAL LIABILITIES AND STOCKHOLDERS' AND MEMBER'S (DEFICIENCY) EQUITY	$2	$5,488	$55	$3,915		$9,460

See accompanying notes to condensed combining proforma financial statements.

Kitara Media Corp.
(f/k/a Ascend Acquisition Corp.)
Pro Forma Condensed Combining Statements of Operations
($ in thousands)
UNAUDITED

	Ascend Acquisition Corp.	Kitara Media, LLC	New York Publishing Group, Inc.	Proforma Adjustments		Proforma Combined
	Year Ended	Year Ended	Year Ended	Year Ended		Year Ended
	December 31, 2012	December 31, 2012	December 31, 2012	December 31, 2012		December 31, 2012

Revenue	$84	$23,557	$553	$-		$24,194
Cost of revenue	0	18,598	0	0		18,598
Gross profit	84	4,959	553	0		5,596

Operating expenses
Software development costs	159	0	0	0		159
Impairment property and equipment	0	649	0	0		649
Selling, general and administrative expense	1,324	7,135	409	49	(e)	9,198
				281	(f)
Total operating expense	1,483	7,784	409	330		10,006

Operating income (loss)	(1,399)	(2,825)	144	(330)		(4,410)

Other income (expense)
Interest income	2	(1)	0	0		1
Other income	7	0	0	0		7
Impairment of investments	(102)	0	0	0		(102)
FX gain/(loss)	0	(4)	0	0		(4)
Total other income (expense)	(93)	(5)	0	0		(98)

Net income(loss)	$(1,492)	$(2,830)	$144	$(330)		$(4,508)

Weighted average common shares outstanding, basic and diluted	48,840	0	0	7,804	(g)	56,644
Net loss per common share, basic and diluted	(0.03)	0	0	0		(0.08)

See accompanying notes to condensed combining proforma financial statements.

Kitara Media Corp.
(f/k/a Ascend Acquisition Corp.)
Pro Forma Condensed Combining Statements of Operations
($ in thousands)
UNAUDITED

	Ascend Acquisition Corp.	Kitara Media, LLC	New York Publishing Group, Inc.	Proforma Adjustments		Proforma Combined
	Six-month ended	Six-month ended	Six-month ended	Six-month ended		Six-month ended
	June 30, 2013	June 30, 2013	June 30, 2013	June 30, 2013		June 30, 2013

Revenue	$-	$10,428	$215	$-		$10,643
Cost of revenue	0	7,382	0	0		7,382
Gross profit	0	3,046	215	0		3,261

Impairment of property and equipment	0	0	300	0		300
Selling, general and administrative expense	0	2,926	299	24	(e)	3,390
				141	(f)
	0	2,926	599	165		3,690

Income (loss) from continuing operations	0	120	(384)	(165)		(429)

Loss from discontinued operations	(1,088)	0	0	1,088	(h)	0

Net (loss) income	$(1,088)	$120	$(384)	$923		$(429)

Weighted average common shares outstanding, basic and diluted	50,956	0	0	7,804	(g)	58,760
Net loss from continuing operations, basic and diluted	$-	$-	$-	$-		$(0.01)

Net loss from discontinued operations, basic and diluted	$(0.02)	$-	$-	$-		$(0.00)

Net loss per common share, basic and diluted	$(0.02)	$-	$-	$-		$(0.01)

See accompanying notes to condensed combining proforma financial statements.

KITARA MEDIA CORP.
(F/K/A ASCEND ACQUISITION CORP.)
PRO FORMA FINANCIAL INFORMATION
Notes to Pro forma statements
(UNAUDITED)

The following adjustment would be required if the transaction had occurred as of June 30, 2013

(a)	To record the effect of the $2 million financing (condition precedent to closing)
(b)
To record the effect of the business combination of New York Publishing Group, Inc (“NYPG”).  The purchase method was used by allocating the purchase price to the Company’s identifiable assets and liabilities, including intangible assets, based on the shares issued to NYPG (10,000,000) times the market rate of the stock ($0.20) at the time of the merger.  The proforma allocation of the purchase price is preliminary and subject to change.

(c)	To record the effect of the shares cancelled to certain shares held by Ascend stockholders
(d)	To record the effect of the reverse merger purchase of Kitara Media, LLC as a recapitalization.

The following adjustments would be required if the transaction had occurred at the beginning of the period presented

(e)	To record pro forma stock compensation expense for employment agreements entered into with named executive officers and directors, who were granted stock options.
(f)	To record pro forma amortization expense for the intangible asset with an estimated life of eight years for New York Publishing Group as part of the consideration for the stock issuance.
(g)	To record pro forma adjustment to weighted average shares outstanding for the period presented.
(h)	To remove the effect of discontinued operations.

The historical information in these pro forma statements for Ascend as of June 30, 2013 and for the year ended December 31, 2012 and the six months ended June 30, 2013 is derived from the audited financial statements included in its annual report on Form 10-K filed April 9, 2013 and its quarterly report on Form 10-Q filed July 29, 2013, respectively. The historical information in these Pro Forma Statements for Kitara Media, LLC and New York Publishing Group, Inc. as of June 30, 2013 and for the year ended December 31, 2012 and for the six months ended June 30, 2013 is derived from the audited financial statements included as exhibits to the Current Report on  Form 8-K which these pro forma statements are included.

Financing
On July 1, 2013, in connection with the closing of the Kitara/NYPG Merger Agreement, Ascend sold an aggregate of 4,000,000 shares of common stock to Ironbound on a private placement basis, for an aggregate purchase price of $2,000,000, or $0.50 per share. $300,000 of the purchase price for such shares was paid by Ironbound through the cancellation of the Secured Notes of Ascend.  The pro forma effects of the mergers reflect the shares issued prior to closing from the Financing (4,000,000), the shares issued to Kitara Media, LLC and New York Publishing Group, Inc. (30,000,000), the shares of Ascend's common stock which were cancelled as a condition to the closing of the mergers (25,813,075), and the repurchase of stock (381,950) on July 1, 2013. The effects of these transactions are reflected in the pro forma balance sheet as of June 30, 2013 and the beginning of the periods presented in the statements of operations.

Income Taxes
The income tax benefit associated with any net operating loss carry forwards has not been recorded in these pro forma statements as it cannot be determined on a more likely than not basis at this time if they will be realized.

Discontinued Operations
During the month of June 2013, Ascend determined that it would abandon its operations related to the game development business. The Company ceased operations during June 2013 in contemplation of the Kitara/NYPG Merger Agreement.